Filed pursuant to Rule 424(b)(3)
Commission File No. 333-255040
PROSPECTUS

USA TECHNOLOGIES, INC.
$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Subscription Rights
Offered by the Company
and
5,730,000
Shares of Common Stock
Offered by Selling Shareholders
This prospectus relates to common stock, preferred stock, debt securities, warrants, units and subscription rights that we may sell from time to time in one or more offerings up to a total dollar amount of $100,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in prospectus supplements to this prospectus. The securities may be offered and sold to or through underwriters, brokers or dealers, directly to purchasers, through block trades, through agents, in “at the market” offerings or otherwise through a combination of any of these methods of sale. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
In addition, selling stockholders named in this prospectus may also offer and sell, from time to time, up to 5,730,000 shares of our common stock. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the amount and terms of the securities being offered. Information on the selling stockholders and the times and manners in which they may offer and sell shares of our common stock is described under the sections entitled “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale of our common stock by selling stockholders.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “USAT.” On April 13, 2021, the closing price of our common stock as reported on the Nasdaq was $12.36 per share.
You should read this prospectus and any prospectus supplement carefully before you invest.
The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and may include limitations on actual or constructive ownership and restrictions on transfer of the securities. The applicable prospectus supplement may also contain information, where applicable, about certain federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.
These securities may be sold directly by us, through brokers, dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for more information. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any brokers, agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale by us will also be included in a prospectus supplement. We will not receive any proceeds from sales of shares of our common stock by the selling stockholders. See “Use of Proceeds” in this prospectus for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.
Investing in our securities involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020 and December 31, 2020, which have been filed with the Securities and Exchange Commission and are incorporated by reference into this prospectus, and on page 5 for information regarding risks associated with an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 14, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either individually or in any combination of the securities described in this prospectus, in one or more offerings, up to a total dollar amount of $100,000,000. In addition, under this shelf process, the selling shareholders identified in this prospectus may, from time to time, offer and sell up to 5,730,000 shares of common stock of the Company in one or more offerings.
This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or the selling shareholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement that we may authorize to be provided to you may also update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Information Incorporated By Reference,” before buying any of the securities being offered. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. Neither we nor any selling shareholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus and any applicable prospectus supplement. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus and any applicable prospectus supplement that we or a selling shareholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Unless the context otherwise indicates, references in this prospectus to “the Company,” “our Company,” “we,” “us,” and “our,” refer to USA Technologies, Inc., a Pennsylvania corporation, and the term “selling shareholders” includes the successors in interest, pledgees, donees, transferees and others who may later hold the selling shareholders’ interests. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the anticipated financial and operating results of the Registrant. For this purpose, forward-looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, “estimate,” “could,” “should,” “would,” “likely,” “may,” “will,” “plan,” “intend,” “believes,” “expects,” “anticipates,” “projected,” or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause the Company’s actual results to differ materially from those projected, include, for example:
•
general economic, market or business conditions unrelated to our operating performance, including the impact of the coronavirus disease 2019 (COVID-19) pandemic on the Company’s operations, financial condition, and the demand for the Company’s products and services;

•	failure to comply with the financial covenants of our credit agreement with JPMorgan Chase Bank, N.A. entered into on August 14, 2020, as amended;
•
the ability of the Company to raise funds in the future through sales of securities or debt financing in order to sustain its operations in the normal course of business or if an unexpected or unusual event would occur;

•	the ability of the Company to compete with its competitors to obtain market share;
•
whether the Company’s current or future customers purchase, lease, rent or utilize ePort devices, Seed’s software solutions or our other products in the future at levels currently anticipated by our Company;

•
whether the Company’s customers continue to utilize the Company’s transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days’ notice;

•	the ability of the Company to satisfy its trade obligations included in accounts payable and accrued expenses;
•	the incurrence by us of any unanticipated or unusual non-operating expenses which would require us to divert our cash resources from achieving our business plan;
•	the ability of the Company to retain key customers from whom a significant portion of its revenue is derived;
•	the ability of a key customer to reduce or delay purchasing products from the Company;
•	the ability of the Company to obtain widespread commercial acceptance of its products and service offerings such as ePort QuickConnect™, mobile payment and loyalty programs;
•
whether any patents issued to the Company will provide the Company with any competitive advantages or adequate protection for its products, or would be challenged, invalidated or circumvented by others;

•	the ability of the Company to operate without infringing the intellectual property rights of others;
•
the ability of the Company to maintain the resilience of our electronic platforms, soundness of our business continuity and disaster recovery plans and to avoid unauthorized hacking or credit card fraud;

•
whether we will experience material weaknesses in our internal controls over financial reporting in the future, and are not able to accurately or timely report our financial condition or results of operations;

•	whether our suppliers would increase their prices, reduce their output or change their terms of sale; and
•
the risks associated with the currently pending litigation or possible regulatory action arising from the internal investigation conducted by the Audit Committee in fiscal year 2019 and its findings (the “2019 Investigation”), from the failure to timely file our periodic reports with the Securities and Exchange

Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative action or from the subpoena the Company received from the U.S. Department of Justice.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described above and in Part I, Item 1A, “Risk Factors” of our Form 10-K for the fiscal year ended June 30, 2020, our Form 10-Qs for the fiscal quarters ended September 30, 2020 and December 31, 2020, and on page 5. We cannot assure you that we have identified all the factors that create uncertainties. Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. Readers should not place undue reliance on forward-looking statements.
Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events.
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OUR COMPANY
Overview
USA Technologies, Inc. is a software and payments company that provides end-to-end technology solutions for the unattended retail market through its Platform as a Service (PaaS). Our ePort® technology can be installed and/or embedded into everyday devices such as vending machines, a variety of kiosks, amusement games, and commercial laundry via either our ePort® hardware or our QuickConnect™ solution. Our associated service, ePort Connect®, is a PCI-compliant, comprehensive service that includes simplified credit/debit card processing and support, consumer engagement services as well as telemetry, Internet of Things, and machine-to-machine services, including the ability to remotely monitor, control and report on the results of distributed assets containing our electronic payment solutions. Our comprehensive platform combines the ePort’s cashless, interactive and digital payment capabilities with the Seed suite’s comprehensive software solution, for better business efficiencies, using real-time data and analytics, as well as offering a loyalty component; all of which results in a true digital transformation at the point of purchase.
The Company’s fiscal year ends June 30. The Company generates revenue in multiple ways. During the three and six months ended December 31, 2020, we derived approximately 87% and 88%, respectively of our revenue from recurring license and transaction fees and approximately 13% and 12%, respectively, of our revenue from equipment sales. Active Devices on our service stem from the sale or lease of our point of sale (POS) electronic payment devices, certified payment software, or the servicing of similar third-party installed POS terminals. Devices utilizing the ePort Connect® service are the most significant driver of the Company’s revenue, particularly the recurring revenue from license and transaction fees. Customers can obtain POS electronic payment devices from us in the following ways:
•	Purchasing devices directly from the Company or one of its authorized resellers;
•
Financing devices under the Company’s QuickStart Program, which are non-cancellable sixty month sales-type leases, through an unrelated equipment financing company, if available, or directly from the Company; and

•	Renting devices under the Company’s JumpStart Program, which are cancellable month-to-month operating leases.
As of December 31, 2020, highlights of the Company are below:
•	18,304 Active Customers and 1,154,932 Active Devices to our service;
•	Three direct sales teams at the national, regional, and local customer-level and a growing number of original equipment manufacturers and national distribution partners;
•	Relisting of the Company on Nasdaq in November 2020;
•	Announcement of the rebrand of the Company from USA Technologies to Cantaloupe;
•	Launched upgrade program for 2G and 3G cellular devices to 4G LTE;
•	Upgraded and expanded the ePort product family to accept EMV contact and contactless payments;
•	Launched “UR Tech Insiders” podcast program;
•	Over 150 employees; and
•	Offices in Malvern, Pennsylvania, Denver, Colorado, and Atlanta, Georgia.
We have evolved from unlocking the potential of cashless payments in vending to transforming into the first platform as a service (PaaS) to power unattended retail operations, from hardware to software for a variety of brands. Today, the unattended retail experience is constantly expanding into new markets and enables brands and merchants to work in new ways. USAT’s mission is to deliver the best operational and payments platform for unattended retail that is quick to implement, easy to integrate, flexible to operate, and provides valuable, real-time customer insights. The Company’s PaaS is transforming the unattended retail community by offering one cohesive, integrated solution for payments processing, logistics, and back-office management. It is intended to increase consumer engagement and sales revenue through contactless payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and inventory.

COVID-19 Update
The coronavirus (COVID-19) was first identified in China in December 2019, and subsequently declared a global pandemic in March 2020 by the World Health Organization. COVID-19 containment measures began in parts of the United States in March 2020 resulting in forced closure of non-essential businesses and social distancing protocols. As a result, COVID-19 has impacted our business, significantly reducing foot traffic to distributed assets containing our electronic payment solutions and reducing discretionary spending by consumers. Continued COVID-19 recurrences could result in further reductions in foot traffic to distributed assets containing our electronic payment solutions and reduced discretionary spending by consumers. In addition, the length of time required for an effective vaccine or therapy to become widely available is uncertain. At this time, we are unable to reasonably estimate the length of time that containment measures will be needed in the United States. Furthermore, even after containment measures are lifted there can be no assurance as to the time required to regain operations and sales at levels prior to the pandemic.
In response to the outbreak and business disruption, first and foremost, we prioritized the health and safety of our employees while continuing to diligently serve our customers. An internal task force was created at the start of the pandemic to develop measures to protect the business in light of the volatility and uncertainty caused by the COVID-19 pandemic. This included such aspects as ensuring the safety of our employees and our community by implementing work from home policies, conserving liquidity, evaluating cost saving actions, partnering with customers to position USAT for renewed growth post-crisis, and temporarily pausing plans for international expansion. The liquidity conservation and cost savings initiatives included: a 20% salary reduction for the senior leadership team through December 2020; deferral of all cash-based director fees until calendar year 2021; a temporary furlough of approximately 10% of our employee base; negotiations with and concessions from vendors in regard to cost reductions and/or payment deferrals; an increased collection effort to reduce outstanding accounts receivables; and various supply chain/inventory improvements. During the summer of 2020 as restrictions lifted, our offices were opened with strict guidelines for social distancing and with adherence to state and local mandates. As a result of an increase in COVID-19 cases during the second quarter ended December 31, 2020 and additional lockdowns mandated by state officials, most of our employees currently continue to work remotely. All of our furloughed employees returned to work, primarily remotely, by the end of June 2020. To date, our supply chain network has not been significantly disrupted and we are continuously monitoring for the impact from COVID-19. In addition, the Company received loan proceeds from the Paycheck Protection Program in the fourth quarter of fiscal year 2020.
We continue to monitor the continuously evolving situation and follow guidance from federal, state and local public health authorities. As such, given the dynamic nature of this situation, the Company cannot, at this time, reasonably estimate the longer-term repercussions of COVID-19 on our financial condition, results of operations or cash flows in the future. However, based on current trends and if the pandemic is not substantially contained in the near future, COVID-19 may have a material adverse impact on our revenue growth as well as our overall profitability in fiscal year 2021 and future fiscal years, and may lead to higher sales-related, inventory-related, and operating reserves.
Our Technology-Based Solution
Our solutions are designed to be turn-key and include the ePort Connect® service, which is a cashless payment gateway, the Seed services, which provide customers with remote inventory management, logistics, warehouse and accounting management, and product merchandising solutions. Our POS electronic payment devices contain certified payment software which is able to process traditional magnetic stripe as well as contactless credit and debit cards and NFC-equipped mobile devices to enable mobile payments. We believe that our ability to bundle our products and services, as well as the ability to tailor and customize them to individual customer needs, makes it easy and efficient for our customers to adopt and deploy our technology, and results in a leading service in the small-ticket, unattended retail market today.
The Product. The Company offers customers several different ways to connect and manage their distributed assets. These range from our QuickConnect™ Web service and our Seed Cloud platform, more fully described below under the section “Our Products,” and encrypted magnetic stripe card readers to our ePort® hardware that can be attached to the door of a stand-alone terminal.
The Platform. Our ePort Connect® service platform is designed to transmit from our customers’ terminals payment information for processing and sales and diagnostic data for storage and reporting to our customers through USA Live and/or Seed Cloud, along with third-party software solutions. Also, the platform, through server-based software applications, provides remote management information, and enables control of the networked device’s functionality. Through our platform we have the ability to upload software and update devices remotely enabling us to manage the devices easily and efficiently (e.g., change protocol functionality, provide software upgrades, and change terminal display messages).
The Connectivity Mediums. The client devices (described below) are interconnected for the transfer of our customers’ data through our ePort Connect® platform that provides wireless-based connectivity. Increased wireless connectivity options, coverage and reliability have allowed us to service a greater number of geographically dispersed customer locations. Additionally, we make it easy for our customers to deploy wireless solutions by acting as a single point of contact. We have contracted with Verizon Wireless and AT&T Mobility in order to supply our customers with wireless network coverage.
Data Security. We are listed on the Visa Global Registry of Service Providers, meaning that we have provided Visa with a Report on Compliance (RoC) issued by a qualified security assessor validating our compliance with the Payment Card Industry Data Security Standard (PCI DSS).
Our Services
Our ePort Connect® solution provides customers with all of the following services, under one cohesive service umbrella:
•	Diverse POS options. We offer our customers the ability to connect to a variety of cashless acceptance devices or software.
•
Card Processing Services. Through our existing relationships with card processors and card associations, we provide merchant account and terminal ID set up, pre-negotiated discounted fees on small ticket purchases, and direct electronic funds transfers to our customers’ bank accounts for all settled card transactions as well as ensure compliance with processing protocols.

•
Customer/Consumer Services. We support our installed base by providing help desk support, repairs, and replacement services. All inbound consumer billing inquiries are handled through a 24-hour help desk, thereby reducing our customers’ exposure to consumer billing inquiries and potential chargebacks. Maintenance updates and enhancements to software, settings, and features from our platform are sent over-the-air to our ePort card readers, allowing us to provide remote maintenance services.

•
Online Sales Reporting. Via the USALive and Seed Cloud online reporting system, we provide customers with a host of sales and operational data, including information regarding their credit and cash transactions, user configuration, reporting by machine and region, by date range and transaction type, data reports for operations and finance, graphical reporting of sales, and condition monitoring for equipment service, as well as activation of new devices and redeployments.

•
Seed Vending Management. The Seed vending management software provides cloud and mobile solutions for advanced operational analytics, dynamic route scheduling, automated pre-kitting, proactive equipment malfunction management, responsive merchandising, inventory management, warehouse purchasing, and accounting management for any unattended retail points of service, including vending machines, micromarkets, and office coffee services.

•
Other Services. USAT offers services to support our customers that fully leverages the Company’s industry expertise and access to data. These services include our loyalty program, two-tier pricing and special promotions, in addition to planning, project management, deployment, installation support, Seed implementation, marketing and performance evaluation, wireless account activations, distributions, and relationships with wireless providers.

Our Products
ePort is the Company’s integrated payment device, which is currently deployed in self-service, unattended market applications such as vending, amusement and arcade. Our ePort product facilitates cashless payments by capturing payment information and transmitting it to our platform for authorization with the payment system (e.g., credit card processors). Additional capabilities of our ePort consist of control/access management by authorized users, collection of audit information (e.g., date and time of sale and sales amount), diagnostic information of the host equipment, and transmission of this data back to our platform for web-based reporting, or to a compatible remote management system. Our ePort products are available in several distinctive modular hardware configurations, and as hardware, software-as-a-service, offering our customers flexibility to install a POS solution that best fits their needs and consumer demands. We also offer hardware lease and rental options through our JumpStart and QuickStart programs.
•
ePort G-9 is a two-piece design for traditional magnetic stripe credit/debit cards and contactless cards with features that support enhanced acceptance options, consumer engagement offerings and advanced diagnostics. This device is also used to support Canada’s unattended retail market with its functionality to accept Interac Flash (tap).

•
ePort G10-S is a 4G LTE cashless payment device that enables faster processing and enhanced functionality for payment and consumer engagement applications. It supports functionality that requires higher speeds and large data loads, operates on the AT&T and Verizon networks, and has built-in NFC support for mobile payments, traditional credit and debit cards, in addition to EMV-contactless options.

•	Seed Telemeter is a legacy telemetry device enabling operators to manage machine data across their network to realize the benefit of the Seed Cloud.
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ePort Interactive is a 4G LTE cloud-based interactive media and content delivery management system, enabling delivery of nutritional information, remote refunds, loyalty programs, and multimedia-marketing.

We offer integrated software solutions that leverage payment devices in the field, ePort or third-party, to connect into our platform of advanced data management, analytics, route scheduling, as well as other offerings identified below:
•	QuickConnect™ is a web service that allows a client application to securely interface with the Company’s ePort Connect® service.
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ePortConnect is a cashless payments gateway that connects devices through network solutions, to USAT’s back-end platform for processing payments, transferring data into cloud-based management software, inclusive of Seed Cloud and USALive, along with enabling third-party integrations.

•
USALive is a software-as-a-service, that provides an intuitive portal for ePort cashless device customers. Providing them an easy-to-use interface for tracking cashless and cash sales, machine and device level health, along with sales reporting for management of devices.

•
Seed Cloud is an enterprise-grade vending management solution which provides cloud and mobile solutions for advanced operational analytics, dynamic route scheduling, automated pre-kitting, proactive equipment malfunction management, responsive merchandising, inventory management, warehouse purchasing, and accounting management that is layered on, and takes advantage of, the data provided by both Seed and ePort devices.

Another form of our ePort technology is ePort Online, which enables customers to use USALive to securely process cards typically held on file for the purpose of online billing and recurring charges. ePort Online helps USAT’s customers reduce paper invoicing and collections.

RISK FACTORS
Investing in our securities involves significant risks. Before making an investment decision, with respect to any of our securities, you should carefully consider the information set forth in this prospectus and the specific risks discussed under the heading “Risk Factors” in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus, including the Company’s most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.
The risks included in this prospectus, the applicable prospectus supplement and the documents we have incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The occurrence of any of these risks could materially adversely affect our business, financial condition, results of operations and prospects. As a result, the value of our securities could decline and you could lose part or all of your investment therein. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operation. For more information, see the section entitled “Information Incorporated by Reference” in this prospectus.
Risks Related to the Common Stock Offered by the Selling Stockholders
If the selling stockholders sell significant amounts of our common stock, or the perception exists that these sales could occur, such events could cause our common stock price to decline.
This prospectus covers the resale from time to time by the selling shareholders of up to 5,730,000 shares of our common stock. Once the registration statement, of which this prospectus is a part, is declared effective, all of these shares will be available for resale in the public market. If the selling shareholders sell significant amounts of our common stock following the effectiveness of the registration statement of which this prospectus is a part, the market price of our common stock could decline. Further, the perception of these sales or issuances could impair our ability to raise additional capital through the sale of our equity securities.
None of the proceeds from the sale of shares of our common stock by the selling stockholders in this offering will be available to us.
We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders in this offering. The selling shareholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the selling shareholders will be available to us for our use. See “Use of Proceeds.”
USE OF PROCEEDS
Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes and working capital to support anticipated growth. These purposes may include, among other things, future acquisitions of businesses, products and technologies, possible expansion into international markets, or establishing or implementing strategic alliances, that we believe will complement our current or future business. We evaluate these opportunities on an ongoing basis, and engage in discussions in connection with potential opportunities. While we have no existing agreements, commitments or understandings for any specific future acquisitions or strategic alliances at this time, we may use a portion of the net proceeds for these purposes.
We will not receive any proceeds from the sale of shares of common stock by the selling shareholders.

DESCRIPTION OF CAPITAL STOCK
General
Rights of our stockholders are governed by the Pennsylvania Business Corporations Law (the “PBCL”), our charter and our bylaws. The following is a summary of the material provisions of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Authorized Capital Shares
Our authorized capital shares consist of 640,000,000 shares of common stock, no par value (“Common Stock”), and 1,800,000 shares of undesignated preferred stock (“Preferred Stock”). As of the date hereof, 900,000 preferred shares have been designated as series A convertible preferred stock, no par value (“Series A Preferred Stock”).
Power to Issue Additional Shares of Our Common Stock and Preferred Stock
We believe that the power of our board of directors, without stockholder approval, to issue additional authorized but unissued shares of our Common Stock or Preferred Stock and to classify or reclassify unissued shares of our Common Stock or Preferred Stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by our stockholders, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors may authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or stockholders believe that such transaction or change of control may be in their best interests.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock and Preferred Stock is American Stock Transfer & Trust Company. The transfer agent’s address is 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219.
Description of Common Stock
The following description of our Common Stock sets forth certain general terms and provisions of our Common Stock to which any prospectus supplement may relate, including a prospectus supplement providing that Common Stock will be issuable upon conversion or exchange of our debt securities or Preferred Stock or upon the exercise of warrants or rights to purchase our Common Stock. All shares of our Common Stock covered by this prospectus will be duly authorized, fully paid and nonassessable.
Voting Rights
The holder of each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders, including the election of directors. There is no cumulative voting for directors.
Dividend Rights
No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid. Each holder of our Common Stock is entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends.
Liquidation Rights
Subject to any preferential rights of outstanding shares of Preferred Stock, holders of Common Stock will share ratably in all assets legally available for distribution to our shareholders in the event of dissolution. Upon any liquidation, dissolution or winding up of the Company, holders of our Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution, subject to the liquidation preference of the Series A Preferred Stock of $10 per share, and any unpaid and accumulated dividends on the Series A Preferred Stock.

Other Rights and Preferences
Our Common Stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights. Holders of our Common Stock may act by unanimous written consent.
Listing
The Common Stock is quoted on Nasdaq under the trading symbol, “USAT”.
Description of our Preferred Stock
Our charter authorizes our board of directors to classify any unissued shares of Preferred Stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the PBCL and our charter to set the preferences, voting powers, designations, restrictions, limitations and relative rights for each such series. Thus, our board of directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our Common Stock or that stockholders believe may be in their best interests. As of the date hereof, 445,063 shares of our Series A Preferred Stock are outstanding. Our Preferred Stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
The prospectus supplement relating to any series of Preferred Stock offered by us will describe the specific terms of those securities, including:
•	the title and stated value of that Preferred Stock;
•	the number of shares of that Preferred Stock offered, the liquidation preference per share and the offering price of that Preferred Stock;
•	the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to that Preferred Stock;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that Preferred Stock will accumulate;
•	the voting rights applicable to that Preferred Stock;
•	the procedures for any auction and remarketing, if any, for that Preferred Stock;
•	the provisions for a sinking fund, if any, for that Preferred Stock;
•	the provisions for redemption including any restriction thereon, if applicable, of that Preferred Stock;
•	any listing of that Preferred Stock on any securities exchange;
•
the terms and conditions, if applicable, upon which that Preferred Stock will be convertible into shares of our Common Stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

•	a discussion of federal income tax considerations applicable to that Preferred Stock;
•
any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with that series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of that Preferred Stock.
Rank
Unless otherwise specified in the applicable prospectus supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•
senior to all classes or series of Common Stock and to all equity securities ranking junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•
junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Dividends
Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our Preferred Stock will be entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us, at rates and on dates as will be set forth in the applicable prospectus supplement.
Dividends on any series or class of our Preferred Stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of Preferred Stock for which dividends are noncumulative, then the holders of that series or class of Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.
If any shares of Preferred Stock of any series or class are outstanding, no dividends may be authorized or paid or set apart for payment on the Preferred Stock of any other series or class ranking, as to dividends, on a parity with or junior to the Preferred Stock of that series or class for any period unless:
•
the series or class of Preferred Stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for payment on the Preferred Stock of that series or class for all past dividend periods and the then current dividend period; or

•
the series or class of Preferred Stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment of those dividends is set apart for the payment on the Preferred Stock of that series or class.

When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of Preferred Stock of any series or class and the shares of any other series or class of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of that series or class, then all dividends authorized on shares of Preferred Stock of that series or class and any other series or class of Preferred Stock ranking on a parity as to dividends with that Preferred Stock shall be authorized pro rata so that the amount of dividends authorized per share on the Preferred Stock of that series or class and other series or class of Preferred Stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the Preferred Stock does not have a cumulative dividend) and that other series or class of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on Preferred Stock of that series or class that may be in arrears.
Redemption
We may have the right or may be required to redeem one or more series of Preferred Stock, in whole or in part, in each case upon the terms, if any, and at the time and at the redemption prices set forth in the applicable prospectus supplement.
If a series of Preferred Stock is subject to mandatory redemption, we will specify in the applicable certificate of designation and prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative Preferred Stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for Preferred Stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that Preferred Stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that Preferred Stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.
Liquidation Preference
Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then, before any distribution or payment will be made to the holders of Common Stock or any other series or class of stock ranking junior to any series or class of the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of Preferred Stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the Preferred Stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of our remaining assets.
If, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of Preferred Stock and all other classes or series of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
If liquidating distributions have been made in full to all holders of any series or class of Preferred Stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.
For these purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Voting Rights
Holders of Preferred Stock will not have any voting rights, except for the special voting rights of the Series A Preferred Stock as set forth below, the general voting rights of the Series A Preferred Stock, or as otherwise indicated in the applicable prospectus supplement.
Unless provided otherwise for any series or class of Preferred Stock, so long as any shares of Preferred Stock of a series or class remain outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority of the shares of that series or class of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series or class voting separately as a class):
•
authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to that series or class of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•
amend, alter or repeal the provisions of our charter (including certificates of designation establishing any class or series of Preferred Stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series or class of Preferred Stock or the holders of the Preferred Stock.

However, any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series or class of Preferred Stock, or any increase in the amount of authorized shares of such series or class or any other series or class of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of that series or class with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect that redemption.
Conversion Rights
The terms and conditions, if any, upon which shares of any series or class of Preferred Stock are convertible into shares of Common Stock will be set forth in the applicable prospectus supplement. The terms will include:
•	the number of shares of Common Stock into which the Preferred Stock is convertible;
•	the conversion price (or manner of calculation of the conversion price);
•	the conversion period;
•	provisions as to whether conversion will be at the option of the holders of the Preferred Stock or us;
•	the events requiring an adjustment of the conversion price; and
•	provisions affecting conversion in the event of the redemption of the Preferred Stock.
Description of Series A Preferred Stock
As of the date hereof, 445,063 shares of our Series A Preferred Stock are outstanding.
Voting Rights
The holders of our Series A Preferred Stock have the number of votes per share equal to the number of shares of Common Stock into which each such share is convertible, and are entitled to vote on all matters submitted to the vote of the shareholders of the Company, including the election of directors.
Dividend Rights
The holders of our Series A Preferred Stock are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Series A Preferred Stock have been paid. The record dates for payment of dividends on the Series A Preferred Stock are February 1 ($0.75) and August 1 ($0.75) of each year. Any and all accumulated and unpaid cash dividends on the Series A Preferred Stock must be declared and paid prior to the declaration and payment of any dividends on the Common Stock. Any unpaid and accumulated dividends will not bear interest.
Liquidation Rights
Upon any liquidation, dissolution, or winding-up of the Company, the holders of our Series A Preferred Stock are entitled to receive a distribution in preference to the Common Stock in the amount of $10 per share plus any accumulated and unpaid dividends. As more fully described in our Articles of Incorporation, the holders of at least 60% of the outstanding shares of our Series A Preferred Stock could elect to treat the occurrence of any of the following events as a liquidation: (i) consolidation or merger of the Company with another corporation; (ii) sale of substantially all of the Company’s assets, or (iii) disposition by the Company of more than 50% of voting power of the Company.
Other Rights and Preferences
Shares of our Series A Preferred Stock are convertible at any time into shares of fully issued and non-assessable Common Stock as provided in our Articles of Incorporation. Accrued and unpaid dividends earned on shares of Series A Preferred Stock being converted into Common Stock are also convertible into Common Stock at the rate of $1,000 per share of Common Stock at the time of conversion, and whether or not such dividends have then been declared by the Company.

We have the right, at any time, to redeem all or any part of the issued and outstanding Series A Preferred Stock for the sum of $11 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by the Company of such call, the holders of the Series A Preferred Stock so called will have the opportunity to convert their shares and any unpaid and accumulated dividends thereon into shares of Common Stock. There is no restriction on our right to repurchase or redeem our Common Stock while there is an arrearage in the payment of dividends to the holders of our Series A Preferred Stock.
Listing
The Series A Preferred Stock is quoted on the OTC Markets’ Pink Open Market under the trading symbol, “USATP”.
Anti-Takeover Provisions
Anti-Takeover Law Provisions under the Pennsylvania Business Corporations Law.
The PBCL contains certain provisions that may have the effect of deterring or discouraging an attempt to take control of the Company, which apply automatically to different categories of Pennsylvania registered corporations unless the corporation elects to opt-out of those provisions. We are a Pennsylvania registered corporation of the type subject to the broadest number of those provisions, and as a result, except for the provisions from which we have opted out (as noted below), we are subject to the anti-takeover provisions described below. Descriptions of the anti-takeover provisions are qualified in their entirety by reference to the PBCL.
The Company is subject to the provisions of the PBCL, which, among other things:
•
provide that a corporation is permitted to use shareholder right plans, or “poison pills,” that preclude or limit the exercise of rights by a person making an offer to acquire shares of the corporation. We do not currently have a “poison pill”;

•
provide that shareholders are not entitled by statute to call special meetings of the shareholders and our Bylaws do not give shareholders any right to call special meetings. Our Bylaws provide that a special meeting of shareholders may be called only by the Board, either co-chairmen thereof or by the chief executive officer;

•	provide that shareholders may not act by partial written consent except permitted by the Articles;
•
provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

•
provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ fiduciary duty, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation;

•
provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly;

•
prevent a person or group acquiring different levels of voting power (20%, 33%, and 50%) from voting any shares over the applicable threshold, unless and until the voting rights are restored by the affirmative vote of the holders of at least a majority of disinterested shares and a majority of all voting shares (Subchapter 25G of the PBCL); and

•
require any person or group that publicly announces that it may acquire control of a corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of a corporation, to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities purchased within 18 months of such announcement or acquisition (Subchapter 25H of the PBCL).

We have opted out of Subchapters E and F of Chapter 25 (Registered Corporations) of the PBCL, which, among other things:
•
require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the PBCL); and

•
prohibit for five years, subject to certain exceptions, a “business combination” (which is defined broadly to include various transactions, including mergers, sales or leases of specified amounts of assets, liquidations, reclassifications and issuances of specified amounts of additional shares of stock of the corporation) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the PBCL).

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus or the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
Except as otherwise defined herein, capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.
General
The debt securities that we offer will be senior debt securities or subordinated debt securities and may be secured or unsecured. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between the Company and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between the Company and the trustee named in the applicable prospectus supplement. We refer to the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The indentures will be subject to, and are governed by, the Trust Indenture Act of 1939.
The senior debt securities will be the Company’s unsubordinated obligations. They will rank equally with each other and all other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement relating to subordinated debt securities, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
The indentures do not limit the amount of debt securities that can be issued under the indentures and provide that debt securities of any series may be issued under the indentures up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for such series.
Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:
•	the title of the debt securities;
•
any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•
the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;
•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;
•
the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of the Company;

•
the obligation, if any, of the Company to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;
•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000, the denominations in which securities of the series shall be issuable;
•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;
•
if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount of the debt securities of the series that will be due and payable upon declaration of maturity or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;
•
if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•
whether the debt securities of the series will be convertible into or exchangeable for other debt securities, registered shares or other securities of any kind of the Company or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•
any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;
•
if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;
•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;
•
whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•
whether the series will be issued with guarantees and, if so, the identity of the guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to the series and any corresponding changes to the indenture as then in effect;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities and any related guarantee; and
•
any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

“Principal” when used in this discussion includes any premium on any series of the debt securities.
Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.
The debt securities may be issued in fully registered form. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers of debt securities will be effected only through, records maintained by the designated depository and its participants.
Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency that we maintain for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any associated tax or other governmental charge.
The indentures require the annual filing by the Company with the trustee of a certificate as to compliance with certain covenants contained in the indentures.
We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders of such debt securities. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating to such series.
Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.
Form of the Debt Securities
The indentures provide that we may issue debt securities in the forms, including temporary or definitive global form, established by a board resolution or in a supplemental indenture.
Unless indicated otherwise in the applicable prospectus supplement, we will issue debt securities in denominations of $2,000 or any integral multiple of $1,000, and interest on the debt securities, if any, will be computed on the basis of a 360-day year of twelve 30-day months.
Registration, Transfer, Payment and Paying Agent
We will maintain an office or agency where the debt securities may be presented for payment, registration of transfer and exchange, and, if applicable, for conversion. Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities. Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.
There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as may be specified in a board resolution or supplemental indenture.
Global Debt Securities
Unless otherwise indicated in the applicable prospectus supplement for a series of debt securities, each series of the debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or definitive form.
The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global debt securities.
Book-Entry Procedures and Settlement
Most offered debt securities will be book-entry, or global, securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company or DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will be the only registered holder of these securities.
Purchasers of debt securities may hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers also may hold interests through a securities intermediary—a bank, brokerage house and other institution that maintains securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.
The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities generally will not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture, the declaration of trust or other applicable governing documents relating to the security. In most cases, a beneficial owner will not be able to obtain a paper certificate evidencing the holder’s ownership of securities.

The book-entry system for holding securities eliminates the need for physical movement of certificates. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.
A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive, or paper, securities only if:
•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or
•	we decide in our sole discretion to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.
Unless otherwise indicated, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.
In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.
DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.
Neither we nor any trustee or underwriter will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
Links may be established among DTC, Clearstream Banking, S.A. (Clearstream) and the Euroclear System (Euroclear) to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading. Euroclear and Clearstream are international clearing systems that perform functions similar to those that DTC performs in the United States.
Although we understand that DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.
When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).
Because settlement takes place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
When a Clearstream or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., if the trade fails), proceeds credited to the Clearstream or Euroclear participant’s account would instead be valued as of the actual settlement date.
The information in this “Book-Entry Procedures and Settlement” section, including any description of the operations and procedures of DTC, Euroclear or Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.
Subordination of Subordinated Debt Securities
We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
(A)	the indebtedness ranking senior to the debt securities being offered;
(B)	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and
(C)	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.
Events of Default
Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:
(A)
default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(B)
default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(C)	default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the debt securities of such series; or
(D)
default in the performance, or breach, of any other covenant or warranty of the Company in respect of the debt securities of such series and any related guarantee or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(E)	certain events of bankruptcy, insolvency or reorganization of the Company.
Any failure to perform, or breach of, any covenant or agreement by the Company in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against the Company for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, the Company will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such securities from and including the 151st day following such notice, until such failure or breach is cured.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.
If an event of default shall have occurred and be continuing in respect of a series of debt securities, in each and every case, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to the Company and, if given by such holders, to the trustee, may declare the unpaid principal of all the debt securities to be due and payable immediately.
The holders of a majority in aggregate principal amount of a series of debt securities, by written notice to the Company and the trustee may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series of debt securities and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the debt securities of such series as and when the same shall become due by the terms of such series. Upon any such waiver, the default covered by such waiver and any event of default arising from such default shall be deemed to be cured for all purposes of the indenture.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith shall determine that the proceeding so directed would involve the trustee in personal liability.
Merger
Each indenture provides that the Company may merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person if:
(1)
either (a) the Company is the continuing company or (b) the successor person expressly assumes all of the obligations of the Company under the applicable indenture, is an entity treated as a corporation for U.S. tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee or (y) a ruling from the U.S. Internal Revenue Service, in either case (x) or (y) to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

(2)
no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Satisfaction and Discharge of Indentures
The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.
Modification of the Indentures
The Company and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities for one or more of the following purposes:
•
to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

•
to add an additional obligor on the debt securities or to evidence the succession of another person to the Company, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of the Company pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to add to the covenants of the Company for the benefit of the holders of any outstanding series of debt securities or to surrender any of the Company’s rights or powers under the indenture;
•	to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;
•
to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to secure the debt securities of any series;
•	to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of the Company shall apply to such series, to provide which of the events of default shall apply to such series, to name one or more guarantors and provide for guarantees of such series of debt securities, to provide for the terms and conditions upon which any guarantees by a guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

•
to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, the Company and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:
•
extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount of such debt securities or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity of such debt securities;

•	reduce the rate of or extend the time for payment of interest on any debt security of any series;
•	reduce the premium payable upon the redemption of any debt security;
•	make any debt security payable in currency other than that stated in the debt security;
•	impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;
•	modify the subordination provisions applicable to any debt security or any related guarantee in a manner materially adverse to the holder of such debt security; or
•	reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.
A supplemental indenture that changes or eliminates any covenant, event of default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.
It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Defeasance and Discharge of Obligations
The Company’s obligations with respect to a series of debt securities will be discharged upon compliance with the conditions under the caption “—Covenant Defeasance” if, with respect to all debt securities of such series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described below, such debt securities of such series have been paid by the Company by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay at maturity or upon redemption all such outstanding debt securities of such series, such deposit to include: principal; premium, if any; interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and all other payments due under the terms of the indenture with respect to the debt securities of such series.
Notwithstanding the above, the Company may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for a series of debt securities: to make any interest or principal payments that may be required; to register the transfer or exchange of a series of debt securities; to execute and authenticate a series of debt securities; to replace stolen, lost or mutilated debt securities of such series; to maintain an office or agency; to maintain paying agencies; and to appoint new trustees as required.
The Company also may not be discharged from the following obligations which will survive the satisfaction and discharge of a series of debt securities: to compensate and reimburse the trustee in accordance with the terms of the indenture; to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on a series of debt securities shall have respectively come due and payable and remit those payments to the holders if required; and to withhold or deduct taxes as provided in the indenture.
Covenant Defeasance
Upon compliance with specified conditions, the Company will not be required to comply with some covenants contained in the indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to a series of debt securities, or, if applicable, the Company’s obligations with respect to a series of debt securities will be discharged. These conditions are:
•
The Company irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay principal of, premium, if any, and interest on the outstanding debt securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it under the indenture, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to such series of debt securities;

•
The Company delivers to the trustee an officer’s certificate stating that all specified conditions precedent relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

•
no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an event of default shall have occurred and be continuing, on the date of such deposit;

•
The Company shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of such series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

•
such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

•	such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company pursuant to the indenture.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of Common Stock or Preferred Stock or for the purchase of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. If a series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, we will so specify in the applicable prospectus supplement.
The following summary of the material terms of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all of the provisions of the warrants and any warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrants and any warrant agreements that contain the terms of the warrants.
The material terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•	the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon exercise;
•
a summary of the terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of warrants to purchase Preferred Stock as set forth in the certificate of designations for such series of Preferred Stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;
•	the date, if any, on and after which the warrants and the related debt securities, Preferred Stock or Common Stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	the material U.S. federal income tax consequences applicable to the warrants; and
•	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:
•	to vote, consent or received dividends;
•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
•	exercise any rights as shareholders of the Company.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of Preferred Stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holders of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or Preferred Stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or Preferred Stock, if any.
DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file each unit agreement as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	the material U.S. federal income tax considerations applicable to the units; and
•	any other material terms of the units and their constituent securities.
DESCRIPTION OF SUBSCRIPTION RIGHTS
As specified in any applicable prospectus supplement, we may issue subscription rights consisting of one or more debt securities, shares of Preferred Stock, shares of Common Stock or any combination of such securities.
LEGAL OWNERSHIP OF SECURITIES
We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in book-entry securities will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether or how the holders contact the indirect holders is the responsibility of the holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	the performance of third-party service providers;
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any intermediary.

Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be the responsibility of the investor. Investors must consult their own banks or brokers to learn how to have their interests in securities transferred to their own names so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.
Other
The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. This information has been provided solely as a matter of convenience. The rules and procedures of DTC are solely within the control of DTC and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over DTC and none of us takes any responsibility for its activities. You are urged to contact DTC or its respective participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, it is not under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC or its respective participants of these or any other rules or procedures governing its operations.
SELLING SHAREHOLDERS
This prospectus relates to the possible resale by the selling shareholders of up to 5,730,000 shares of Common Stock. The selling shareholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus. When we refer to the “selling shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling shareholders’ interest in the Common Stock, other than through a public sale.
The following table sets forth, with respect to each selling shareholder, the number of shares of Common Stock (1) known to us to be beneficially owned as of April 1, 2021, (2) being offered hereby and (3) beneficially owned after giving effect to the sale by the selling shareholders of all of the shares of Common Stock being offered hereby. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of Common Stock being offered hereby will be beneficially owned by the selling shareholders, and we have further assumed that the selling shareholders will not acquire beneficial ownership of any additional securities during this offering.
We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares of Common Stock, and the selling shareholders are not making any representation that any shares of Common Stock covered by this prospectus will be offered for sale. Because each selling shareholder may dispose of all, none or some portion of the shareholder’s securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling shareholder upon termination of this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of their securities in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling shareholders list and the securities that may be resold. See the section entitled “Plan of Distribution” for further information regarding the selling shareholders’ method of distributing these shares.
	Shares of Common Stock Beneficially Owned(1)		Shares of Common Stock Registered Hereby	Shares of Common Stock Beneficially Owned After Sale of All Shares of Common Stock Offered(1)
	Shares	Percentage		Shares	Percentage
Whitecrest Partners LP	175,086(2)	0.25%	175,086	0	0%
Wasatch Micro Cap Fund	625,000(3)	0.88%	625,000	0	0%
The D3 Family Fund LP	387,789(4)	0.55%	46,547	341,242	0.48%
The D3 Family Bulldog Fund LP	778,057(5)	1.09%	78,453	699,604	0.98%
SFL SPV I LLC	11,516(6)	0.02%	11,516	0	0%
Monashee Solitario Fund LP	51,621(7)	0.07%	51,621	0	0%
Monashee Pure Alpha SPV I LP	41,309(8)	0.06%	41,309	0	0%
Hudson Bay Master Fund Ltd	1,309,939(9)	1.84%	455,000	854,939	1.20%
Hudson Executive Capital LP	11,995,765(10)	16.88%	975,000	11,020,765	15.51%
DS Liquid DVA RVA MON LLC	79,319(11)	0.11%	79,319	0	0%
CVI Investments Inc.	420,000(12)	0.59%	420,000	0	0%
Bespoke Alpha MAC MIM LP	9,817(13)	0.01%	9,817	0	0%
BEMAP Master Fund Ltd	66,418(14)	0.09%	66,418	0	0%
Ardsley Partners Fund II LP	611,020(15)	0.86%	119,575	491,445	0.69%
Ardsley Partners Advance Healthcare Fund LP	3,388,980(16)	4.77%	660,425	2,728,555	3.84%
Abrams Capital Partners II LP	1,801,670(17)	2.53%	1,801,670	0	0%
Abrams Capital Partners I LP	113,244(18)	0.16%	113,244	0	0%
(1)
The percentage of beneficial ownership is calculated based on 71,078,558 shares of Common Stock outstanding as of March 31, 2021. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	The address of Whitecrest Partners LP is Attn: General Counsel, 222 Berkeley Street, 21st Floor, Boston, MA 02116.
(3)	The address of Wasatch Micro Cap Fund is Attn: Sarah Brown/Dan Thurber, 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.
(4)	The address of The D3 Family Fund LP is Attn: Hanna Kuehl, 19605 NE 8th Street, Camas, WA 98607.
(5)	The address of The D3 Family Bulldog Fund LP is Attn: Hanna Kuehl, 19605 NE 8th Street, Camas, WA 98607.
(6)	The address of SFL SPV I LLC is c/o Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.
(7)	The address of Monashee Solitario Fund LP is c/o Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.
(8)	The address of Monashee Pure Alpha SPV I LP is c/o Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.
(9)
Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd is c/o Hudson Bay Capital Mgmt, 777 Third Avenue, New York, NY 10017.

(10)
Each of the following persons has shared voting and dispositive power over 11,995,765 shares of common stock: Hudson Executive Capital LP (“Hudson Executive”), which serves as investment advisor to certain affiliated investment funds which have the right to receive dividends from, and the proceeds from the sale of, the 11,995,765 shares; HEC Management GP LLC, which is the general partner of Hudson Executive; and Douglas L. Braunstein, who is the managing partner of Hudson Executive and the managing member of HEC Management GP LLC. Mr. Braunstein’s also beneficially owns 15,409 restricted stock units and 120,000 stock options which have not vested that were awarded for his services as a director of the Company. The address of Hudson Executive is c/o Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, NY 10281.

(11)	The address of DS Liquid DVA RVA MON LLC is c/o Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.
(12)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(13)	The address of Bespoke Alpha MAC MIM LP is c/o Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.
(14)	The address of BEMAP Master Fund Ltd is c/o Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.
(15)	The address of Ardsley Partners Fund II LP is Attn: Steve Napoli, 262 Harbor Drive, Stamford, CT 06902.

(16)	The address of Ardsley Partners Advance Healthcare Fund LP is Attn: Steve Napoli, 262 Harbor Drive, Stamford, CT 06902.
(17)	The address of Abrams Capital Partners II LP is Attn: General Counsel, 222 Berkeley Street, 21st Floor, Boston, MA 02116.
(18)	The address of Abrams Capital Partners I LP is Attn: General Counsel, 222 Berkeley Street, 21st Floor, Boston, MA 02116.
CERTAIN RELATIONSHIPS
Subscription Agreements
On February 24, 2021, the Company entered into separate subscription agreements (the “Subscription Agreements”) in identical form and substance with institutional accredited investors relating to a private placement (the “Private Placement”) with respect to the sale of an aggregate of 5,730,000 shares of the Company’s common stock, no par value. The financing syndicate included affiliates of Hudson Executive Capital LP (“HEC”), the Company’s largest shareholder. Affiliates of HEC purchased 975,000 of the shares sold in the Private Placement for the same purchase price and on the same terms as the other purchasers. The purchase price and other terms of the Private Placement were approved by a special pricing committee of the Company’s board of directors comprised solely of independent and disinterested directors. The Company received aggregate gross proceeds from the Private Placement of approximately $52.7 million, after deducting fees to the placement agents and other estimated offering expenses payable by the Company, based on the offering price of $9.60 per share. The Company intends to use the proceeds of the Private Placement for general corporate purposes.
PLAN OF DISTRIBUTION
The Common Stock, Preferred Stock, debt securities, warrants, units and subscription rights may be sold:
•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public in a marketed transaction or through block trades;
•	through brokers, dealers or agents;
•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or
•	to investors directly in negotiated sales or in competitively bid transactions.
The prospectus supplement for each series of securities we sell will describe that offering, including:
•	the name or names of any underwriters;
•	the purchase price, the proceeds from that sale and the expected use of such proceeds;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Selling Stockholders
The selling stockholders may enter into derivative transactions with third parties or sell securities to third parties in privately negotiated transactions. The selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the securities to close out such short positions, or loan or pledge the securities that in turn may sell such securities. The selling stockholders also may transfer, donate and pledge offered securities, in which case the transferees, donees, pledgees or other successors in interest may be deemed selling stockholders for purposes of this prospectus.
To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker, dealer or agent regarding the sale by the selling stockholders of the offered securities. The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus and the applicable prospectus supplement or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may sell, transfer or devise the securities by other means not described in this prospectus and the applicable prospectus supplement. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act (“Rule 144”) may be sold pursuant to Rule 144 rather than pursuant to this prospectus.
To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices and other material terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commissions, discounts, concessions and other items constituting compensation with respect to a particular offer will be set forth in the applicable prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Pursuant to the Subscription Agreements, we have agreed to indemnify in certain circumstances the selling stockholders named herein against certain liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders may indemnify any underwriter that participates in transactions involving the sale of shares of our Common Stock against certain liabilities, including liabilities arising under the Securities Act.
Underwriters
If underwriters are used in the sale, we expect to execute an underwriting agreement with the underwriters relating to the securities that we will offer.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased.
The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.
We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the applicable prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.
Agents
We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to any such agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.
Direct Sales
We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification
We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.
No Assurance of Liquidity
The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York and Troutman Pepper Hamilton Sanders LLP, Philadelphia, Pennsylvania. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and schedules as of June 30, 2020 and 2019, and for each of the three years in the period ended June 30, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2020, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2020.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may access the registration statement of which this prospectus forms a part by visiting http://www.sec.gov.
We also maintain a website at https://www.usatech.com, through which you can access the Company’s SEC filings free of charge. The information set forth on our website is not part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained on our website.
INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” into this prospectus information that we have filed with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus by referring you to SEC filings that contain that information. The information incorporated by reference is considered to be a part of this prospectus, provided that it will be automatically updated and superseded by information that we file later with the SEC. This prospectus incorporates by reference the documents listed below:
•	our Annual Report on Form 10-K for the year ended June 30, 2020 filed with the SEC on September 11, 2020;
•	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020 and December 31, 2020, filed with the SEC on November 6, 2020 and February 5, 2021, respectively;

•
our Current Reports on Form 8-K filed with the SEC on July 2, 2020, July 6, 2020, July 21, 2020, August 14, 2020, August 17, 2020, September 18, 2020, October 9, 2020, January 12, 2021, January 25, 2021, February 25, 2020, March 4, 2021, March 4, 2021 and April 2, 2021 (in each case other than any portions thereof deemed furnished and not filed);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2021; and
•
the description of our common stock contained in our Form 8-A filed with the SEC on November 17, 2020 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such reports and other documents.
Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the address or phone number on the cover page of this registration statement.

USA TECHNOLOGIES, INC.
$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Subscription Rights
Offered by the Company
5,730,000 Shares of
Common Stock
Offered by Selling Shareholders
PROSPECTUS